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                                                                   EXHIBIT 10.14

[LETTERHEAD OF AXXESS MEDIA GROUP, INC. APPEARS HERE]

CONTENT LICENSING AGREEMENT

        This Agreement between AXXESS, INC. (D.B.A. AXXESS MEDIA GROUP, INC.), a Nevada Corporation with its principal place of business at 201 Park Place, Suite 321, Altamonte Springs, FL 32701 ("AXXS"), and Douglas Pike, an individual whose principal place of residence is at 13103 N. 103rd Street, Scottsdale, Arizona 85260 ("MR. PIKE") is entered into on December 31, 1997.

        1. Subject to the terms and conditions of this agreement, MR. PIKE hereby grants to AXXS an exclusive license to install, market, and distribute editorial content developed by MR. PIKE and known as the "Doubtful Accounts" through AXXS's www.financialweb.com web or www.investoons.com site (hereafter referred to as www.financialweb.com). The Doubtful Accounts may be utilized in part or in whole by the AXXS web site and AXXS may edit any such content so long as it does not change the meaning of facts of such content materially.

(a) In connection with the Doubtful Accounts content MR. PIKE will endeavor to provide AXXS:

        (i) on monthly basis four (4) cartoons hereby known as "Doubtful Accounts" no later than the 1st day of each calendar month for publication by AXXS, and:

        (ii) from time to time, additional cartoons or articles as mutually agreed and considered complimentary to the Doubtful Accounts content.

(b) MR. PIKE represents and agrees that all cartoons furnished by AXXS for publication are original and have not been previously published by MR. PIKE or any other party and that AXXS is granted by MR. PIKE exclusive right to publish said cartoons on its web site and that MR. PIKE will not confer or convey these rights onto any other party without AXXS's prior consent.

(c) MR. PIKE shall have no liability for delays or non-performance occasioned by causes beyond its control, including but not limited to acts of God, fires, inability to obtain materials, strikes or other labor actions, breakdown of equipment, delays or shutdowns of carriers or suppliers, and government acts or regulations.

        2. MR. PIKE represents and warrants to AXXS that:

           (a) The Doubtful Accounts content as delivered to AXXS does not and will not infringe



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[LETTERHEAD OF AXXESS MEDIA GROUP, INC. APPEARS HERE]

              upon or violate any patent, copyright, trade secret or any other proprietary rights of any third party against AXXS arising out of MR. PIKE's alleged breach of the foregoing representation and warranty, AXXS shall promptly notify MR. PIKE, and MR. PIKE shall defined such claim, suit or action in AXXS's name but at MR. PIKE's expense under MR. PIKE's control. MR. PIKE shall indemnify and hold harmless AXXS against any loss, cost or damage, expense or liability arising out of such claim, suit or action (including litigation costs and reasonable attorney's fees) whether or not such claim, become, or action is successful. Should any material and/or information constituting the Doubtful Accounts content become, or in MR. PIKE's opinion be likely to become, the subject of a claim for infringement, MR. PIKE may authorize the continued use of, replacement, removal, or modification of such material and/or information to render it non-infringing.

          (b) AXXS represents and warrants to MR. PIKE that neither the reformatting nor the means of presentation on or through the AXXS service will cause the Doubtful Accounts content to infringe upon or violate any patent, copyright, trade secret or any other proprietary rights of any third party, or otherwise subject MR. PIKE to liability. In the event of any claim, suit or action by any third party against MR. PIKE arising out of AXXS's alleged breach of the foregoing representation and warranty, MR. PIKE shall promptly notify AXXS, and AXXS shall defend such claim, suit or action in MR. PIKE's name but at AXXS's expense under AXXS's control. AXXS shall indemnify and hold harmless MR. PIKE against any loss, cost or damage, expense or liability arising out of such claim, suit or action (including litigation costs and reasonable attorneys fees) whether or not such claim, suit or action is successful.

          (c) MR. PIKE bases his content on sources believed by himself to be reliable and will endeavor to ensure that the data contained in the Doubtful Accounts content complete, accurate and timely. However, MR. PIKE does not represent, warrant, or guarantee such completeness, accuracy or timeliness, and it shall have no liability of any kind whatsoever to AXXS, to any of AXXS's customers, or to any other party, or account of any incompleteness of, inaccuracies in or untimeliness of the Doubtful Accounts content provided hereunder, or for any delay in reporting such content. MR. PIKE expressly disclaims all warranties of fitness of the Doubtful Accounts content or computations and analyses thereof for a particular purpose or use.

          (d) AXXS shall insure that the Doubtful Accounts content displayed in web pages, individual reports an elsewhere on the AXXS web site shall be clearly identified as provided by MR. PIKE. In addition, AXXS shall include in its www.financialweb.comservice, at the request of MR. PIKE, a hyperlink to MR. PIKE's web site.


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[LETTERHEAD OF AXXESS MEDIA GROUP, INC. APPEARS HERE]

        3. The purpose of providing the Doubtful Accounts content to AXXS is to disseminate the Doubtful Accounts content in the markets served by AXXS. Any other use of the Doubtful Accounts content by AXXS not expressly authorized herein must be approved in advanced in writing by MR. PIKE in its sole discretion. Whereby it is further understood that in instances where MR. PIKE provides approval for such distribution, AXXS will compensate MR. PIKE an amount to be determined and agreed to by both parties.

        4. For the license hereby granted to AXXS by MR. PIKE to offer the Doubtful Accounts content through the AXXS web site, AXXS shall pay to MR. PIKE a monthly royalty fee $400 per month.

                (a) AXXS shall pay such royalties to MR. PIKE on or before the fifteenth (15th) day of the month in which the royalties shall accrue, and if any payment due hereunder is not received by MR. PIKE within that period, MR. PIKE shall have the option to discontinue providing the Doubtful Accounts content and of terminating its Agreement should such payment not to be received within 30 days after written notice to AXXS.

        5. All copyrights of the Doubtful Accounts content belong to and remain the property of MR. PIKE.

                (a) AXXS will not change or alter the copyright mark or date from the images supplied by MR. PIKE pursuant to the Doubtful Accounts content.

        6. AXXS agrees that its user agreements do and will contain provisions prohibiting its customers accessing the Doubtful Accounts content for resale and redistribution of the data obtained from the AXXS service (which will include the Doubtful Accounts content) in any form. AXXS represents and warrants to MR. PIKE that it assumes all responsibility for the accuracy, integrity and support of its software which utilizes the Doubtful Accounts content. Specific references by AXXS that the Doubtful Accounts content has any predicative value for the purpose of enhancing investment returns are strictly prohibited.

        7. AXXS represents and warrants that the Doubtful Accounts content supplied hereunder shall be used and released from its data systems only in accordance with the terms of this Agreement and in furtherance thereof.

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[LETTERHEAD OF AXXESS MEDIA GROUP, INC. APPEARS HERE]


        8. Any use of the names or marks of either party in connection with promotional activities, advertising, or other use outside the ordinary course of business in performing this Agreement shall be subject to the prior written approval of the other party. Notwithstanding anything contained herein to the contrary, both parties shall have the right to disclose that it has entered into this Agreement.

        9. AXXS acknowledges that the Doubtful Accounts content in the form delivered represents confidential proprietary business information and that its utilization of the Doubtful Accounts content is strictly limited in accordance with this Agreement. MR. PIKE acknowledges that any AXXS software used for the access, delivery and manipulation of Doubtful Accounts content represents confidential proprietary business information and utilization of such software by MR. PIKE or any of its employees or agents is strictly limited in accordance with the terms of this Agreement.

        10. AXXS acknowledges that the Doubtful Accounts content consist of information gathered, selected and arranged by MR. PIKE by special methods and at considerable expense; that the Doubtful Accounts trade marks and other descriptive headings associated herewith, are and at all times shall be, the sole property of MR. PIKE.

        11. AXXS expressly recognizes and acknowledges that its covenants set forth in this Agreement are reasonable requirements of MR. PIKE in the protection of substantial business interests. AXXS further acknowledges that the remedy at law for breach of any of its undertaking in said paragraphs would be inadequate and that, in addition to all other remedies provided by law, MR PIKE shall be entitled to injunctive relief restraining any breach or threatened breach. AXXS's liability for breach of this Agreement and for sums due to MR. PIKE hereunder shall survive any termination hereof. Except for amounts payable to third parties pursuant to the indemnification provisions of Section 2 hereof, and to the extent permitted by applicable law, neither MR. PIKE nor AXXS shall have any liability for any special, indirect, incidental or consequential damages even if advised of the possibility thereof. The foregoing limitation of liability shall apply regardless of the cause of action under which such damages are sought, including, without limitation, breach of contract, negligence, or other tort.

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[LETTERHEAD OF AXXESS MEDIA GROUP, INC. APPEARS HERE]


        12. Subject to the terms and conditions described below, the term of this Agreement shall be for a period of one (24) months from the effective date of this Agreement, specified in Paragraph 18. Notwithstanding the termination or expiration of this Agreement, the right and obligations under this Agreement shall survive and continue and bind the parties and their legal representatives and permitted assigns.

        13. (C) Either MR. PIKE or AXXS may terminate this Agreement and the license conferred hereunder as follows:

                (i) MR. PIKE may terminate as specified in Paragraph 4.

                (ii) Either party may terminate if the other breaches any other term or covenant of this Agreement, and such breach continues unremedied for sixty (60) days after written notice to the party in breach by the other party. Either party may seek liability for breach by the other party.

        14. All marketing promotional references to the Doubtful Accounts content to be used by AXXS in its efforts to market AXXS's service involving use of the Doubtful Accounts content shall be subject to the prior written approval of MR. PIKE. In the event that MR. PIKE advertises its connection with AXXS's service, or in the event MR. PIKE or any MR. PIKE agent promotes the availability of the Doubtful Accounts content on AXXS's service, AXXS shall have the right to prior approval of all materials used in such efforts. If the approving party does not respond within five (5) days, the other party may consider the materials approved.

        15. All notices, payments and other communications permitted or required by this Agreement shall be in writing addressed as follows:

                (a) MR. DOUGLAS PIKE
                    13103 N. 103RD STREET
                    SCOTTSDALE, ARIZONA 85260

                (b) AXXESS, INC.
                    PARK PLACE, #321
                    ALTAMONTE SPRINGS, FLORIDA 32701
                    ATTN: Kevin Lichtman, President

        Either party may change its address for such matters by notice given in the manner prescribed

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[LETTERHEAD OF AXXESS MEDIA GROUP, INC. APPEARS HERE]


above. If sent by certified or registered mail, notices shall be effective three business days after posting; otherwise notices shall be effective upon receipt by the other party.

        16. This Agreement represents the entire understanding between AXXS and MR. PIKE as to the subject matter hereof. Any amendments or additions hereto shall be only in writing executed by the parties.

        17. Any disputes arising from this agreement, whose remedies are not specifically described herein, will be settled in a venue of mutual agreement of the parties.

        18. No rights or duties hereunder may be transferred or assigned by either party in any manner without the written approval of the other party in its sole discretion, other than to a subsidiary, parent or other affiliate of the transferring of assigning party. MR. PIKE may not transfer or assign this Agreement without the consent of AXXS, which shall not be unreasonably withheld.

        19. No waiver of any breach of any term or condition herein shall be deemed to be a waiver of any subsequent breach of any term or condition. Failure or delay by either party in exercising any right or authority hereunder shall not be construed as a waiver of such right or authority.

        20. This Agreement shall become effective on the date it is signed by the last party to execute the Agreement, as shown below.

        Acknowledged:


/s/ Douglas E. Pike   12/19/97          /s/ [SIGNATURE APPEARS HERE]    12/15/97
_______________________________        ________________________________________
Douglas Pike           date            AXXESS, INC.                      date